Exhibit 10

TPG Genpar III, L.P.

301 Commerce Street, Suite 3300, Fort Worth, Texas 76102

Tel (817) 871-4080 - Fax (817) 871-4088

March 24, 2005

MEMC Electronic Materials, Inc.

501 Pearl Drive

St. Peters, MO 63376

Attention: David L. Fleisher

Dear David:

Reference is made to the Management Advisory Agreement (the “Agreement”) dated as of November 13, 2001, by and between MEMC Electronic Materials, Inc. (the “Company”) and TPG GenPar III, L.P. (“TPG”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

This letter agreement reflects the agreement of TPG and the Company with respect to terminating the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TPG hereby agree that, effective as of December 31, 2004, the Agreement is hereby terminated and neither the Company nor TPG shall have any further rights or obligations with respect thereto. Notwithstanding the foregoing, the Company and TPG agree as follows:

1.	The Company agrees to pay or reimburse TPG for all Reimbursable Expenses incurred on or prior to February 24, 2005 by TPG or its affiliates for the account of the Company or in connection with the performance by TPG of the services contemplated by the Agreement;

2.	The indemnification provisions of Section 5 of the Agreement shall survive the termination of the Agreement with respect to actions or omissions occurring on or prior to February 24, 2005 and the Company acknowledges and agrees that the Indemnified Persons are third party beneficiaries of the Company’s indemnity obligations set forth in Section 5; and

3.	The provisions of Sections 6 through 10 of the Agreement shall survive the termination of the Agreement.

If the foregoing accurately reflects your understanding of our agreement on this matter, please execute both originals of this letter agreement, retain one original for your files, and return the other to the undersigned.

TPG GENPAR III, L.P. By: TPG Advisors III, Inc., its General Partner

By:	/s/ DAVID A. SPURIA
David A. Spuria, Vice President

AGREED AND ACCEPTED:

MEMC ELECTRONIC MATERIALS, INC.

By:	/S/ DAVID L. FLEISHER
Name:	David L. Fleisher
Title:	Vice President, General Counsel and Corporate Secretary